EXHIBIT 10.03
4th Amendment to Advisory Agreement
This 4th Amendment (the "4th Amendment") is made as of April 1, 2016 (the “Effective Date”) among OASIS ROW LLC, a Delaware limited liability company (the “Trading Company”), R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (the “Managing Member”), and ROW Asset Management, LLC, a Delaware limited liability company (the “Trading Advisor”), parties to that certain Advisory Agreement dated October 1, 2014 and as previously amended.
The Trading Company, the Managing Member, and the Trading Advisor now desire to amend the terms of the Agreement as set forth below:
1. Exhibit C – Futures Interests Traded is hereby amended to add the following under the column entitled “Currencies”:

Australian Dollar	AD
British Pound	BP
Canadian Dollar	CD
Euro	EC
Japanese Yen	JY
Mexican Peso	PE
New Zealand Dollar	NV
Russian Ruble	RU
South African Rand	RA
Swiss Franc	SF

2. Except as provided in this 4th Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.
3. Except as set forth in this 4th Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Agreement, the terms and provisions of this 4th Amendment shall prevail.

*SIGNATURE PAGE FOLLOWS*

IN WITNESS WHEREOF, the parties have executed and delivered this 4th Amendment first effective as of the Effective Date.
OASIS ROW, LLC by R.J. O’Brien Fund Management, LLC Managing Member
By Name: Julie DeMatteo Title: Managing Director

R.J. O’Brien Fund Management, LLC
By Name: Julie DeMatteo Title: Managing Director

ROW Asset Management, LLC
By
Name: Ryan O’Grady
 Title: Chief Executive Officer